Exhibit 13.a

906 CERTIFICATION OF 20-F REPORT

OF

KIMBER RESOURCES INC

FOR THE YEAR ENDED JUNE 30, 2010

In connection with the annual report of Kimber Resources Inc. on Form 20-F for the year ended June 30, 2010 (the “Report”), the undersigned hereby certify pursuant to Rule 13a-14(b) or Rule 15d-14(b) and Section 1350 of Chapter 63 of Title 18 of the United States Code: that

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Kimber Resources, Inc.

This Certification is executed as of September 27, 2010.

“/s/ Gordon Cummings”
Gordon Cummings
Chief Executive Officer
(Principal Executive Officer)

“/s/ Lyn B. Davies”
Lyn B. Davies
Chief Financial Officer
(Principal Financial and Accounting Officer)

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.